UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 19, 2010

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

(Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801

(Address of Principal Executive Offices)

(563) 383-2100

Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 19, 2010 Lee Enterprises, Incorporated (the “Company”) reported its results for the first fiscal quarter ended December 27, 2009. A copy of the earnings release is furnished as Exhibit 99.1 to this Form 8-K and information from the news release is hereby incorporated by reference. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended (“Exchange Act”).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
	99.1	Earnings Release – First fiscal quarter ended December 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: January 19, 2010	By:
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Earnings Release – First fiscal quarter ended December 27, 2009

2

Exhibit 99.1 - Earnings Release – First fiscal quarter ended December 27, 2009

                        201 N. Harrison St.

Davenport, IA 52801

www.lee.net

NEWS RELEASE

Lee Enterprises reports earnings growth in first fiscal quarter

DAVENPORT, Iowa (Jan. 19, 2010) — Lee Enterprises, Incorporated (NYSE: LEE), recorded diluted earnings per common share of 62 cents for its first fiscal quarter ended Dec. 27, 2009, compared with a loss of $1.10 per share a year ago. Excluding a non-cash curtailment gain of $31.1 million in the current year, other unusual items(1) in both years and pretax non-cash impairment charges in 2008, earnings were 25 cents, compared with 24 cents a year ago.

“Advertising sales strengthened throughout the quarter, and the improved trend appears to be continuing into January and February,” said Mary Junck, chairman and chief executive officer. “A small but growing number of our enterprises have begun reporting positive year-over-year revenue. We credit our continuing aggressive sales initiatives and a gradual brightening in the advertising environment. This upturn, coupled with our streamlined cost structure, has enabled Lee to post earnings growth for the second quarter in a row, and we believe we are well positioned to continue meaningful growth as the economy recovers.”

FIRST QUARTER OPERATING RESULTS

Operating revenue totaled $209.8 million, a decline of 13.8 percent for the quarter, compared with an average decline of 20 percent in the three previous quarters. Combined print and online advertising revenue decreased 16.4 percent to $154.4 million, with retail advertising down 15.0 percent, national down 16.1 percent and classified down 19.7 percent. Combined print and online employment advertising revenue decreased 41.6 percent, automotive decreased 19.6 percent and real estate decreased 21.0 percent. Online advertising revenue declined 8.4 percent, with results turning positive in December. The number of unique visitors at Lee online sites increased 14.3 percent to 47.9 million in the quarter compared with the previous year, with page views up 7.5 percent to 570.6 million. Circulation revenue declined 5.1 percent, attributable in part to elimination of less profitable distribution.

Operating expenses, excluding the curtailment gain and other unusual items, depreciation and amortization, decreased 17.6 percent. Compensation declined 13.1 percent, with the average number of full-time equivalent employees down 13.4 percent. Newsprint and ink expense decreased 49.5 percent, a result of a reduction in newsprint volume of 23.8 percent and reduced cost of newsprint. Cash costs are expected to decline approximately 7 percent in the March 2010 quarter and in total for the fiscal year.

Operating cash flow(2) totaled $53.1 million, the same as a year ago. Operating cash flow margin(2)  increased from 21.8 to 25.3 percent. Including equity in earnings of associated companies, depreciation and amortization, as well as impairment charges in the prior year and other unusual items, operating income increased $102.0 million to $67.8 million, from an operating loss of $34.3 million a year ago. Non-operating expenses, primarily interest, resulted in income available to common stockholders of $27.9 million, an increase of $76.6 million when compared with a loss of $48.7 million a year ago.

CURTAILMENT GAIN

The pretax $31.1 million non-cash curtailment gain resulted from changes during the quarter to postretirement medical plans for certain groups of employees, including increases in premium cost sharing and elimination of coverage for certain participants. In addition to significantly reducing underfunded benefit liabilities, the changes are expected to modestly reduce annual net periodic postretirement medical cost.

ADJUSTED EARNINGS AND EPS FOR THE QUARTER

Unusual items, primarily a non-cash curtailment gain in the 2009 quarter and impairment charges in the prior year, affected year-over-year comparisons. The following table summarizes the impact from unusual items on income (loss) available to common stockholders and earnings (loss) per diluted common share. Per share amounts may not add due to rounding.

	13 Weeks Ended
	Dec 27, 2009		Dec 28, 2008
(Thousands, except per share)	Amount	Per Share	Amount	Per Share

Income (loss) available to common stockholders, as reported	$ 27,907	$ 0.62	$ (48,677)	$ (1.10)
Adjustments:
Curtailment gain	(31,130)		-
Impairment of goodwill and other assets, including TNI Partners	-		70,045
Debt financing costs and other, net	2,784		2,144
	(28,346)		72,189
Income tax effect of adjustments, net, other unusual tax items, and impact on minority interest	11,789		(13,869)
	(16,557)	0.37	58,320	1.31
Income available to common stockholders, as adjusted	11,350	0.25	9,643	0.22
Change in redeemable minority interest liability	-	-	1,039	0.02
Net income, as adjusted	$ 11,350	$ 0.25	$ 10,682	$ 0.24

DEBT AND FREE CASH FLOW(3)

Debt was reduced $7.1 million in the quarter, representing a $34.1 million improvement from the same quarter a year ago, in which Lee borrowed $27 million.

Carl Schmidt, vice president, chief financial officer and treasurer, said Lee continues to meet all financial covenants and expects to continue repaying debt primarily with ongoing cash flow. Liquidity at the end of the quarter totaled $73.1 million, against $72 million of debt repayments due in the next four quarters.

Free cash flow in the quarter totaled $34.7 million, compared with $30.2 million a year ago.

ABOUT LEE

Lee Enterprises is a leading provider of local news, information and advertising in primarily midsize markets, with 49 daily newspapers and a joint interest in four others, online sites and 300 specialty publications in 23 states. Lee’s newspapers have circulation of 1.4 million daily and 1.7 million Sunday, reaching nearly four million readers daily. Lee’s online sites attract nearly 16 million unique visits monthly, and Lee’s weekly publications have distribution of four million households. Lee’s markets include St. Louis, Mo.; Lincoln, Neb.; Madison, Wis.; Davenport, Iowa; Billings, Mont.; Bloomington, Ill.; and Tucson, Ariz. Lee stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee, please visit www.lee.net.

LEE ENTERPRISES, INCORPORATED
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Thousands, except per share)

	13 Weeks Ended
	Dec 27 2009	Dec 28 2008%
Advertising revenue:
Retail	$ 94,779	$ 112,934	(16.1)%
National	10,645	12,851	(17.2)
Classified:
Daily newspapers:
Employment	4,789	8,686	(44.9)
Automotive	6,405	8,643	(25.9)
Real estate	6,371	8,126	(21.6)
All other	11,179	10,046	11.3
Other publications	6,599	8,357	(21.0)
Total classified	35,343	43,858	(19.4)
Online	10,649	11,621	(8.4)
Niche publications	2,986	3,319	(10.0)
Total advertising revenue	154,402	184,583	(16.4)
Circulation	45,115	47,556	(5.1)
Commercial printing	2,931	3,469	(15.5)
Online services & other	7,390	7,947	(7.0)
Total operating revenue	209,838	243,555	(13.8)
Operating expenses:
Compensation	82,136	94,483	(13.1)
Newsprint and ink	12,693	25,154	(49.5)
Other operating expenses	61,477	69,950	(12.1)
Workforce adjustments and transition costs	397	838	NM
Operating expenses, excluding depreciation and amortization	156,703	190,425	(17.7)
Operating cash flow	53,135	53,130	-
Depreciation	7,362	8,296	(11.3)
Amortization	11,320	12,103	(6.5)
Impairment of goodwill and other assets	-	70,045	NM
Curtailment gain	31,130	-	NM
Equity in earnings of associated companies:
TNI Partners	898	1,869	(52.0)
Madison Newspapers	1,292	1,195	8.1

Operating income (loss)	67,773	(34,250)	NM

Non-operating income (expense):
Financial income	54	1,271	(95.8)
Financial expense	(19,804)	(18,086)	9.5
Debt financing costs	(1,995)	(1,922)	3.8
	(21,745)	(18,737)	16.1
Income (loss) from continuing operations before income taxes	46,028	(52,987)	NM
Income tax expense (benefit)	18,069	(5,524)	NM
Minority interest	52	170	NM
Income (loss) from continuing operations	27,907	(47,633)	NM
Discontinued operations	-	(5)	NM
Net income (loss)	27,907	(47,638)	NM
Change in redeemable minority interest liability	-	(1,039)
Income (loss) available to common stockholders	$ 27,907	$ (48,677)	NM

Earnings (loss) per common share:
Basic:
Continuing operations	$ 0.63	$ (1.10)	NM
Discontinued operations	-	-	NM
	$ 0.63	$ (1.10)	NM

Diluted:
Continuing operations	$ 0.62	$ (1.10)	NM
Discontinued operations	-	-	NM
	$ 0.62	$ (1.10)	NM

Average common shares:
Basic	44,531	44,405
Diluted	44,759	44,405

FREE CASH FLOW
(Thousands)

	13 Weeks Ended
	Dec 27 2009	Dec 28 2008
Operating income (loss)	$ 67,773	$ (34,250)
Depreciation and amortization	18,926	20,778
Impairment of goodwill and other assets	-	70,045
Curtailment gain	(31,130)	-
Stock compensation	685	1,052
Cash interest expense	(19,960)	(20,149)
Financial income	54	1,271
Cash income tax benefit (paid)	1,271	(4,417)
Minority interest	(52)	(170)
Capital expenditures	(2,868)	(3,957)
Total	$ 34,699	$ 30,203

SELECTED COMBINED PRINT AND ONLINE ADVERTISING REVENUE
(Thousands)
13 Weeks Ended
	Dec 27 2009	Dec 28 2008%
Retail	$ 98,255	$ 115,622	(15.0) %
National	10,929	13,031	(16.1)
Classified:
Employment	7,761	13,281	(41.6)
Automotive	10,230	12,731	(19.6)
Real estate	8,493	10,750	(21.0)
Other	15,748	15,849	(0.6)
Total classified	$ 42,232	$ 52,611	(19.7) %

REVENUE BY REGION
(Thousands)
13 Weeks Ended
	Dec 27 2009	Dec 28 2008%
Midwest	$ 126,375	$ 147,762	(14.5) %
Mountain West	39,615	45,201	(12.4)
West	24,952	29,429	(15.2)
East/Other	18,896	21,163	(10.7)
Total	$ 209,838	$ 243,555	(13.8) %

DAILY NEWSPAPER ADVERTISING VOLUME
(Thousands of inches)
13 Weeks Ended
	Dec 27 2009	Dec 28 2008%
Retail	2,860	3,303	(13.4) %
National	151	148	2.0
Classified	2,708	2,969	(8.8)
Total	5,719	6,420	(10.9) %

SELECTED BALANCE SHEET INFORMATION
(Thousands)

	Dec 27 2009	Dec 28 2008
Cash	$ 10,594	$ 26,177
Restricted cash and investments	9,363	129,810
Debt (principal amount)	1,161,169	1,359,375

SELECTED STATISTICAL INFORMATION
(Dollars in thousands)

	13 Weeks Ended
	Dec 27 2009	Dec 28 2008%
Capital expenditures	$ 2,868	$ 3,957	(27.5) %
Newsprint volume (tonnes)	23,454	30,774	(23.8)
Average full-time equivalent employees	6,304	7,276	(13.4)

NOTES:

(1)

Adjusted net income and adjusted earnings per common share, which are defined as income (loss) available to common stockholders and earnings (loss) per common share adjusted to exclude unusual items and those of a substantially non-recurring nature, are non-GAAP (Generally Accepted Accounting Principles) financial measures. Reconciliations of adjusted net income and adjusted earnings per common share to income (loss) available to common stockholders and earnings (loss) per common share are included in tables in this release.

No non-GAAP financial measure should be considered as a substitute for any related GAAP financial measure.  However, the company believes the use of non-GAAP financial measures provides meaningful supplemental information with which to evaluate its financial performance, or assist in forecasting and analyzing future periods. The company also believes such non-GAAP financial measures are alternative indicators of performance used by investors, lenders, rating agencies and financial analysts to estimate the value of a publishing business and its ability to meet debt service requirements.

(2)

Operating cash flow, which is defined as operating income before depreciation, amortization, impairment charges, curtailment gains, and equity in earnings of associated companies, and operating cash flow margin (operating cash flow divided by operating revenue) are non-GAAP financial measures. See (1) above. Reconciliations of operating cash flow to operating income (loss), the most directly comparable GAAP measure, are included in a table accompanying this release.

(3)

Free cash flow, which is defined as operating income, plus depreciation and amortization, impairment charges, stock compensation and financial income, minus curtailment gains, financial expense (exclusive of non-cash amortization and accretion), cash income taxes, capital expenditures and minority interest, is a non-GAAP financial measure. See (1) above. Reconciliations of free cash flow to operating income (loss), the most directly comparable GAAP measure, are included in a table accompanying this release.

(4)

Certain amounts as previously reported have been reclassified to conform with the current period presentation. The prior period has been adjusted for comparative purposes, and the reclassifications have no impact on earnings.

FORWARD-LOOKING STATEMENTS — The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This report contains information that may be deemed forward-looking that is based largely on Lee Enterprises, Incorporated’s current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond its control, are the Company’s ability to generate cash flows and maintain liquidity sufficient to service its debt, and comply with or obtain amendments or waivers of the financial covenants contained in its credit facilities, if necessary. Other risks and uncertainties include the impact and duration of continuing adverse economic conditions, changes in advertising demand, potential changes in newsprint and other commodity prices, energy costs, interest rates and the availability of credit due to instability in the credit markets, labor costs, legislative and regulatory rulings, difficulties in achieving planned expense reductions, maintaining employee and customer relationships, increased capital costs, competition and other risks detailed from time to time in the Company’s publicly filed documents, including the Company Annual Report on Form 10-K for the year ended September 27, 2009. Any statements that are not statements of historical fact (including statements containing the words “may,” “will,” “would,” “could,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “projects,” “considers” and similar expressions) generally should be considered forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements.

Contact: dan.hayes@lee.net, (563) 383-2100